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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         EASTERN STATES OIL & GAS, INC.


         EASTERN STATES OIL & GAS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

         FIRST:    The name of the Corporation is "Eastern States Oil & Gas,
                   Inc."

         SECOND: The Corporation was originally incorporated under the name of "Pamco, Inc."

         THIRD: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State 1f Delaware (the "Secretary of State") on November 14, 1985.

         FOURTH: The Corporation filed amendments to its Certificate of Incorporation with the Secretary of State on April 21, 1986, June 29, 1987, June 20, 1996, October 30, 1996, December 4,
                   1996, March 4, 1997, October 21, 1997, December 3, 1998, and
                   August 19, 1999.

         FIFTH: The sole stockholder of the Corporation is Statoil Energy Holdings, Inc. (the "Sole Stockholder"), a Delaware corporation.

         SIXTH: The board of directors of the Corporation, in accordance with Sections 242 and 245 of the DGCL, (i) adopted and approved this Amended and Restated Certificate of Incorporation (including the amendments to the Corporation's Certificate of Incorporation effected hereby) and (ii) proposed that the Sole Stockholder adopt and approve this Amended and Restated Certificate of Incorporation (including the amendments to the Corporation's Certificate of Incorporation effected hereby).

         SEVENTH: The Sole Stockholder, in accordance with Sections 242 and 245 of the DGCL, approved and adopted on behalf of the Sole Stockholder this Amended and Restated Certificate of Incorporation (including the amendments to the Corporation's Certificate of Incorporation effected hereby).



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         EIGHTH:   The Sole Stockholder, in accordance with Section 228 of the
                   DGCL, approved and adopted this Amended and Restated Certificate of Incorporation (including the amendments to the Corporation's Certificate of Incorporation effected hereby).

         NINTH: This Amended and Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State.

         TENTH: Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation in the office of the Secretary of State, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as one-half of one share of Common Stock. Certificates representing reclassified shares are hereby canceled and upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such canceled shares have been converted.

         ELEVENTH: The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I

                                      NAME

         The name of the Corporation is Eastern States Oil & Gas, Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

         The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road in the City of Wilmington 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Company. The principal place of business of the Corporation is 2800 Eisenhower Avenue, Alexandria, Virginia 22314.

                                   ARTICLE III

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL, and the Corporation shall have the power to perform all lawful acts and activities.


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                                   ARTICLE IV

                                 CAPITALIZATION

         The total number of shares of stock which the Corporation has authority to issue is One Thousand (1,000) shares of common stock ("Common Stock") of the par value of One Dollar ($1.00) per share.

                                    ARTICLE V

                              STOCKHOLDERS' RIGHTS

         (1) The holders of the Common Stock shall have the right, pro rata, according to their total respective holdings of Common Stock and on such terms and conditions as the board of directors may determine, to purchase or subscribe for any of the authorized but unissued shares of Common Stock which the Corporation may hereafter issue; provided, however, that any such right to purchase or subscribe for any such shares of Common Stock or any such obligation shall be nontransferable.

         (2) The holders of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (3) The right to cumulate votes for the election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

         (4) The private property of the stockholders of the Corporation shall not be subject to the payment of any of the debts or liabilities of the Corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         Subject to the restrictions that the number of directors shall not be less than two (2) or, such larger number as from time to time may be required by the laws of the State of Delaware the number of directors may be fixed from time to time by the Bylaws of the Corporation.



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                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         (1) To the full extent permitted by Section 102(b)(7) of the DGCL, the personal liability for monetary damages for breach of fiduciary duty as a director to the Corporation or its stockholders of any person who is or was a director shall be eliminated; provided, however, that such personal liability shall not be eliminated hereby (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         (2) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time.

         (3) In addition, subject to the approval of the board of directors, the Corporation may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.

                                  ARTICLE VIII

                                   MANAGEMENT

         This article EIGHTH is inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

         The following powers shall not be vested in the directors but shall be reserved in and exercised only by the stockholders of the Corporation:

         (1) The power to declare dividends.

         (2) The power to borrow money and/or to mortgage, pledge or otherwise encumber assets of the Corporation.

         (3) The power to amend the Bylaws of the Corporation.

         (4) The power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or to liquidate the Corporation.

         (5) The power to grant proxies to vote shares of stock owned or held by the Corporation.


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         (5) The power to guarantee debts or obligations of any other person, corporation or other entity.

                                   ARTICLE IX

                           AMENDMENT OF CERTIFICATE OF
                                  INCORPORATION

         The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on August 26, 1999.


                                                   /s/ KERRY W. ECKSTEIN
                                                   -----------------------------
                                                   Kerry W. Eckstein
                                                   Secretary



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